                                                                   EXHIBIT 21.1

                      SUBSIDIARIES OF CHILES OFFSHORE LLC

NAME                                                         JURISDICTION
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                                                             Delaware
Chiles Offshore Finance Corp.                                Delaware
Chiles Columbus LLC                                          Delaware
Chiles Magellan LLC                                          Delaware
Chiles Tonala LLC                                            Delaware

None of Chiles Offshore Finance Corp., Chiles Columbus LLC, Chiles Magellan LLC or Chiles Tonala LLC has any subsidiaries.